Exhibit 99.1

October 23, 2013

NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACT:
Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 617-3527
Gregory D. Newton, EVP and Chief Financial Officer, Cascade Bancorp (541) 617-3526
Len Williams, President and Chief Executive Officer, Home Federal Bancorp (208) 468-5048
Eric Nadeau, EVP and Chief Financial Officer, Home Federal Bancorp (208) 468-5156

CASCADE BANCORP AND HOME FEDERAL BANCORP AGREE TO JOIN FORCES TO CREATE PREMIER NORTHWEST COMMUNITY BANK

•	Transaction will provide significant value to shareholders of both banks
•	Acquisition valued at $265.7 million or $17.83 per diluted share as of October 22, 2013
•	Combined bank will have significant scale and market share
o	Creates bank with estimated $2.4 billion in assets, 4th largest community bank in the Pacific Northwest1
o	Doubles Cascade market share in Boise/Treasure Valley
o	Solidifies Cascade #1 market share in Central Oregon
o	Expands Cascade footprint to Eugene, Oregon market
•	Transaction expected to unlock significant efficiency and profitability improvements
•	Resulting company expected to have strong capital, excellent credit quality and strong earnings prospects

Bend, OR – October 23, 2013 – Cascade Bancorp (NASDAQ: CACB) (“Cascade”) the holding company for Bank of the Cascades and Home Federal Bancorp, Inc. (NASDAQ: HOME) (“Home Federal”), the holding company for Home Federal Bank, today announced the signing of a definitive agreement and plan of merger whereby Cascade and Home Federal will merge in a transaction (the “Transaction”) valued at approximately $265.7 million, payable in a mix of cash and Cascade common stock to Home Federal’s stockholders. The combined company will have approximately $2.4 billion in assets, serving communities across Oregon and Idaho.

The Transaction is expected to create a premier Pacific Northwest bank with scale in high growth markets while simultaneously unlocking earnings and efficiency improvements.  A hallmark of the combination between Cascade and Home Federal  is expected to be its strong core deposit base, which will likely rank among the top banks in the nation.   Importantly, the Transaction provides the opportunity to right-size the branch distribution networks and infrastructure of the combined bank.

The boards of directors of Cascade and Home Federal unanimously approved the Transaction, which is subject to regulatory approval, approval by the shareholders of Cascade and Home Federal, and other customary conditions of closing. The Transaction provides for the payment to Home Federal shareholders and option holders of $120.8 million in cash (subject to adjustment based on closing capital and other adjustments described in the definitive merger agreement) and 24,309,066 shares of Cascade common stock, subject to

(1) Defined as headquartered in Washington, Oregon, and Idaho with total assets of $10 billion or less adjustment described in the definitive merger agreement. Based on the closing price of $5.96 for Cascade shares on October 22, 2013, the transaction would have an aggregate value of $265.7 million. Cascade expects the Transaction to be immediately accretive to its earnings per share, excluding one-time transaction expenses. Upon closing of the Transaction, which is anticipated to take place in the first quarter of 2014, Home Federal will be merged into Cascade and Home Federal Bank will be merged into Bank of the Cascades.  As of June 30, 2013, Home Federal had tangible common equity of $168.1 million.

Terry E. Zink, Cascade Bancorp President & CEO, commented “We are truly pleased to join forces with Home Federal and to provide an opportunity of unique and compelling value to both organizations.  The combination of our two outstanding franchises will result in a strong balance sheet and capital base, attractive margins and good earnings potential. For our customers, we believe the banks are culturally compatible and the combined institution will deliver an expanded product offering and stronger lending capacity. For shareholders, we believe the increased scale of the combined company will position our bank to grow organically while also providing additional strength to pursue future acquisition opportunities. Finally, for our communities, we believe our combined organization will provide increased opportunity to deliver the advantages of community banking and to contribute to regional economic vitality.”

On a pro-forma basis, Bank of the Cascades would be the #4 largest NW community bank(1) after completing the merger. In addition, the combination represents an opportunity for Cascade to enter the attractive Eugene, Oregon market to expand its footprint and services in its home state of Oregon.

Len E. Williams, Home Federal President and CEO, commented, “We are very excited about the Transaction. Home Federal and Cascade have similar cultures, complementary geographies, and service strengths that make this Transaction a natural fit. Cascade shares our commitment to customers and community, and this Transaction is a terrific result for our shareholders.  We see great opportunity in combining to create a bank with enormous potential for future success."

Cascade’s management believes this Transaction represents an opportunity to realize significant cost savings and, in doing so, allows Cascade to pursue efficiencies in infrastructure. The annualized combined synergies are estimated at 24% of the combined core non-interest expense. Deposit cost reductions and scale efficiencies are currently expected to create opportunity for the Transaction to result in favorable revenue synergies.

The Transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Cascade was advised in this Transaction by Macquarie Capital, as financial advisor, and Hunton & Williams LLP, as legal counsel. Home Federal was advised by Keefe, Bruyette & Woods, as financial advisor, and Vorys, Sater, Seymour and Pease LLP, as legal counsel.

Conference Call
A conference call to discuss the Transaction will be hosted by Cascade Bancorp on October 24, 2013 at 10am Pacific Time. The call may be accessed by dialing (855) 212-0212 and the conference ID is 491-175-152. A slide presentation to accompany management's commentary may be accessed from Cascade's October 24, 2013 Form 8-K filing with the Securities and Exchange Commission or at www.botc.com.

(1) Defined as headquartered in Washington, Oregon, and Idaho with total assets of $10 billion or less

About Cascade Bancorp
Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operate in the Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 32 branches in Central, Southern and Northwest Oregon, as well as in the greater Boise/Treasure Valley, Idaho area. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers.

About Home Federal Bancorp
Home Federal Bancorp (NASDAQ: HOME) is headquartered in Nampa, Idaho and is the bank holding company for Home Federal Bank, an Idaho state chartered community bank organized in 1920. Today, with $1 billion in assets, the Home Federal serves Southwestern Idaho, Central and Western Oregon through 24 full service branches and three commercial loan production offices.

Cautionary Statement Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Cascade cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Cascade and Home Federal, including future financial and operating results, Cascade’s or Home Federal’s plans, objectives, expectations and intentions, the expected timing of completion of the merger and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties relating to: (i) the ability to obtain the requisite Cascade and Home Federal shareholder approvals; (ii) the risk that Cascade or Home Federal may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iii) the risk that a condition to the closing of the merger may not be satisfied; (iv) the timing to consummate the proposed merger; (v) the risk that the businesses will not be integrated successfully; (vi) the risk that the cost savings and any other synergies from the Transaction may not be fully realized or may take longer to realize than expected; (vii) disruption from the Transaction making it more difficult to maintain relationships with customers, employees or vendors; (viii) the diversion of management time on merger-related issues; (ix) general worldwide economic conditions and related uncertainties; (x) liquidity risk affecting Cascade’s ability to meet its obligations when they come due; (xi) excessive loan losses; (xii) the effect of changes in governmental regulations; and (xiii) other factors we discuss or refer to in the “Risk Factors” section of Cascade’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 29, 2013. These risks, as well as other risks associated with the merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in Cascade’s and Home Federal’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and neither Cascade nor Home Federal undertakes any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Merger and Where to Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  In connection with the proposed merger between Cascade and Home Federal, Cascade will file with the SEC a Registration Statement on Form S-4, which will include a joint proxy statement of Cascade and Home Federal that also constitutes a prospectus.  Cascade and Home Federal will deliver the joint proxy statement/prospectus to their respective shareholders.  Cascade and Home Federal urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC because they will contain important information about the proposed merger.  You may obtain copies of all documents filed with the SEC regarding this Transaction, free of charge, at the SEC’s website (www.sec.gov).  You may also obtain these documents, free of charge, from: (i) Cascade’s website (www.botc.com) under the heading “About Us” and then under the heading “Investor Relations” and then under the heading “Investor Information” and then under the tab “SEC Filings;” (ii) Cascade upon written request to Cascade Bancorp, Attn: Investor Relations, 1100 North West Wall Street, P.O. Box 369, Bend, Oregon 97701; (iii) Home Federal’s website (www.myhomefed.com/ir) under the heading “Investor Relations” and then under the heading “SEC Filings;” or (iv) Home Federal upon written request to Home Federal Bancorp, Inc., Attn: Eric Nadeau, 500 12th Avenue South, Nampa, Idaho 83651.

Participants in the Solicitation

Cascade, Home Federal and their respective directors and executive officers may be soliciting proxies from Cascade and Home Federal shareholders in favor of the proposed merger and related matters.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Cascade and Home Federal shareholders in connection with the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.  You can find information about Cascade’s directors and executive officers in Cascade’s definitive proxy statement filed with the SEC on March 27, 2013 for its 2013 Annual Meeting of Shareholders.  You can find information about Home Federal’s directors and executive officers in Home Federal’s definitive proxy statement filed with the SEC on April 19, 2013.  Additional information about Cascade’s directors and executive officers and Home Federal’s directors and executive officers can also be found in the above-referenced Registration Statement on Form S-4 when it becomes available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.  You can obtain free copies of these documents from Cascade and Home Federal using the contact information above